Exhibit (a)(1)(viii)

May 30, 2013

DISH Statement on Clearwire Stockholder Vote Postponement

ENGLEWOOD, Colo.—(BUSINESS WIRE)— DISH Network Corporation (NASDAQ: DISH) issued the following statement on news that the Clearwire Corporation Board of Directors has postponed its May 31 stockholder vote.

The following statement can be attributed to Tom Cullen, DISH executive vice president of Corporate Development:

“We are pleased that the Clearwire Board of Directors has decided to delay the stockholder vote to thoughtfully consider the merits of our proposal. We are confident that our offer is superior to the proposed Sprint merger as it offers substantially greater value to Clearwire and its minority stockholders and a clearer path to value realization for all parties. Importantly, it also provides a meaningful alternative to the significant group of Clearwire minority stockholders that remains opposed to the Sprint merger. Our offer is not subject to any financing contingency.”

About DISH

DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.092 million satellite TV customers, as of March 31, 2013, with the highest quality programming and technology with the most choices at the best value, including HD Free for Life®. Subscribers enjoy the largest high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation’s subsidiary, Blockbuster L.L.C., delivers family entertainment to millions of customers around the world. DISH Network Corporation is a Fortune 200 company. Visit  www.dish.com.

Additional Information

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the capital stock of Clearwire Corporation (“Clearwire”) or any other securities. DISH Network Corporation (“DISH”) and DISH Acquisition Holding Corporation have filed a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, AS FILED AND AS IT MAY BE AMENDED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at  www.sec.gov or by directing such requests to Innisfree M&A Incorporated at (212) 750-5833 or (877) 456-3427.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. Such forward-looking statements include, but are not limited to, statements about expectations of a potential transaction involving DISH and Clearwire, including satisfaction of conditions, future financial and operating results, DISH’s plans, objectives, expectations (financial or otherwise) and intentions relating to the potential transaction and other statements that are not historical facts. More information about such risks, uncertainties and other factors is set forth in DISH’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the three months ended March 31, 2013. The forward-looking statements speak only as of the date made, and DISH expressly disclaims any obligation to update these forward-looking statements. Nothing herein shall be deemed to be a forecast, projection or estimate of the future financial performance of DISH, Clearwire Corporation or the enlarged DISH following the completion of the tender offer.

Investors:

Arthur Crozier/Jennifer Shotwell/Scott Winter

Innisfree M&A Incorporated

212-750-5833

or

DISH Network Corporation

Jason Kiser, 303-723-2210

jason.kiser@dish.com

or

Media Relations:

Bob Toevs, 303-723-2010

bob.toevs@dish.com

Source: DISH Network Corporation